Exhibit 5.1

K&L Gates LLP 1 Park Plaza Twelfth Floor Irvine, CA 92614 T +1 949 253 0900 F +1 949 253 0902 klgates.com

January 17, 2017

Ener-Core, Inc.

9400 Toledo Way

Irvine, California 92618

Ladies and Gentlemen:

We have acted as counsel to Ener-Core, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling stockholders identified in the prospectus constituting part of the Registration Statement (the “Prospectus”) of an aggregate of 6,631,962 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), of which (i) up to 1,998,624 shares of Common Stock (the “Note Shares”) are issuable upon the conversion of convertible notes issued in a series of transactions between December 30, 2015 and December 31, 2016 (the “Notes”) and (ii) up to 4,633,338 shares of Common Stock (the “Warrant Shares”) are issuable upon the exercise of warrants issued in a series of transactions between December 30, 2015 and December 31, 2016 (the “Warrants” and, together with the Note Shares, Notes and Warrant Shares, the “Securities”) currently held by the selling stockholders. This opinion letter is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

You have requested our opinions as to the matters set forth below in connection with the Registration Statement. For purposes of rendering our opinions, we have examined: (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, (iii) the Bylaws of the Company, (iv) certain resolutions of the Board of Directors of the Company and such other records of corporate actions of the Company relating to the Registration Statement and the authorization for issuance and sale of the Securities, and matters in connection therewith, (v) the following documents, each in the form filed with the Commission as exhibits to the Registration Statement: (a) the Notes, (b) the Warrants and (c) the agreements pursuant to which the Company issued such Notes and Warrants, and (vi) the Company’s stock ledger. We have also made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company.

In rendering our opinions, we have made the assumptions that are customary in opinion letters of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

The opinions expressed in numbered paragraphs 1 and 2 below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, it is our opinion that:

1.       The Note Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.

2.       The Warrant Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP
K&L Gates LLP